Exhibit 99.2
Unaudited Pro Forma Financial Information
     On May 22, 2006, we completed the sale of our Digital TV solutions (“DTV solutions”) business to Kudelski S.A. (“Kudelski”) and transferred certain assets and liabilities to Kudelski pursuant to the terms of the Asset Purchase Agreement. The total consideration of $11 million includes up to $2 million payable subject to the successful completion of certain product development milestones that are expected to be completed by Kudelski subsequent to the close of the transaction; however, no assurance can be given that these milestones will be achieved. Based on the carrying value of the assets and the liabilities attributed to our DTV solutions business on May 22, 2006, and the estimated costs and expenses incurred in connection with the sale, we anticipate that we will record a net pretax gain of approximately $5.5 million excluding the $2 million payable noted above. The anticipated gain will be adjusted to reflect final net assets attributed to this business unit as of the completion date of the sale.
     The unaudited pro forma condensed balance sheet as of March 31, 2006 is presented as if the disposition occurred on March 31, 2006. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2006 is not presented as the Company determined that the sale of substantially all the assets and some of the liabilities associated with the DTV solutions business was probable and, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 (“SFAS 144”), Accounting for the Impairment or Disposal of Long Lived Assets , the Company has accounted for the DTV solutions business as a long-lived asset (disposal group) to be sold. For the three months ended March 31, 2006 and 2005, this business has been presented as discontinued operations in the condensed consolidated statements of operations and cash flows in the Company’s Quarterly Report on Form 10-Q. The unaudited pro forma condensed statement of operations for the three years ended December 31, 2005 is presented as if the disposition had taken place on December 31, 2002 and were carried forward through December 31, 2005.
     The unaudited pro forma financial information represents, in the opinion of our management, all adjustments necessary to present pro forma results of operations and financial position of our former DTV solutions business unit and is based upon available information and certain assumptions considered reasonable under the circumstances as of the date of this report. The unaudited pro forma financial information excludes the gain on the sale noted above, and any non-recurring charges or credits attributable to the transaction.
     The unaudited pro forma condensed consolidated financial information should be read in conjunction with our unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 and the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005. The unaudited pro forma information may not necessarily be indicative of what our financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of our results of operations or financial position for any future period or date.

SCM Microsystems, Inc
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(in thousands, except per share data)
     The following table shows the unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 as if the transaction had taken place on March 31, 2006:

		Business	Pro forma
		to be	adjust-
	Historical (2)	disposed	ments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$11,885	$—	$9,000	(1)	$20,885
Short-term investments	15,842	—	—		15,842
Restricted short-term investments	2,000	—	—		2,000
Accounts receivable, net	6,345	—	—		6,345
Inventories	5,041	—	—		5,041
Other current assets	2,839	—	—		2,839
Assets held for sale	3,407	(3,407)	—		—

Total current assets	47,359	(3,407)	9,000		52,952

Property and equipment, net	1,699	—	—		1,699
Intangible assets, net	738	—	—		738
Other assets	1,525	—	—		1,525

Total assets	$51,321	$(3,407)	$9,000		$56,914

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$6,766	$—	—		$6,766
Accrued compensation and related benefits	1,792	—	—		1,792
Accrued restructuring and other charges	4,032	—	—		4,032
Accrued professional fees	1,655	—	449	(1)	2,104
Accrued royalties	1,209	—	—		1,209
Other accrued expenses	3,121	—	244	(1)	3,365
Income taxes payable	2,256	—	—		2,256
Liabilities held for sale	943	(943)	—		—

Total current liabilities	21,774	(943)	693		21,524

Deferred tax liability	103	—	—		103

Total liabilities	21,877	(943)	693		21,627

Stockholders equity:
Common stock	16	—	—		16
Additional paid-in capital	227,856	—	—		227,856
Treasury stock	(2,777)	—	—		(2,777)
Accumulated deficit	(196,378)	—	5,843	(1)	(190,535)
Other cumulative comprehensive gain	727	—	—		727

Total stockholders equity	29,444	—	5,843		35,287

Total liabilities and stockholders equity	$51,321	$(943)	$6,536		$56,914

SCM Microsystems, Inc
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)
     The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2005 as if the transaction had taken place as of December 31, 2002:

		Business	Pro forma
	Historical	to be	adjust-
	(2)	disposed	ments	Pro forma
Net revenue	$48,721	$(20,785)		$27,936
Cost of revenue	31,153	(14,047)		17,106

Gross profit	17,568	(6,738)		10,830

Operating expenses:
Research and development	9,295	(5,214)		4,081
Selling and marketing	9,685	(2,645)		7,040
General and administration	9,932	(734)		9,198
Amortization of intangible assets	673	—		673
Restructuring and other charges	332	(13)		319

Total operating expenses	29,917	(8,606)		21,311

Loss from operations	(12,349)	(1,868)		(10,481)
Other income:
Interest income	800	(55)		745
Foreign currency gains and other income, net	1,753	(24)		1,729

Loss from continuing operations before income taxes	(9,796)	(1,789)		(8,007)
Benefit (provision) for income taxes	33	183		(150)

Loss from continuing operations	$(9,763)	$(1,606)		$(8,157)

Basic and diluted loss per share from continuing operations	$(0.63)			$(0.53)

Shares used to compute basic and diluted loss per share	15,532			15,532

SCM Microsystems, Inc
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)
     The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2004 as if the transaction had taken place as of December 31, 2002:

		Business	Pro forma
	Historical	to be	adjust-
	(2)	disposed	ments	Pro forma
Net revenue	$49,084	$(19,054)		$30,030
Cost of revenue	34,192	(16,468)		17,724

Gross profit	14,892	(2,586)		12,306

Operating expenses:
Research and development	10,439	(5,632)		4,807
Selling and marketing	11,511	(2,951)		8,560
General and administration	10,387	(1,366)		9,021
Amortization of intangible assets	1,078	—		1,078
Impairment of intangible assets	388	—		388
Restructuring and other charges (credits)	(185)	792		607

Total operating expenses	33,618	(9,157)		24,461

Loss from operations	(18,726)	(6,571)		(12,155)
Other income (expense):
Interest income	809	(3)		806
Foreign currency losses and other expense, net	(1,203)	472		(1,675)

Loss from continuing operations before income taxes	(19,120)	(6,096)		(13,024)
Benefit (provision) for income taxes	178	(5)		173

Loss from continuing operations	$(18,942)	$(6,091)		$(12,851)

Basic and diluted loss per share from continuing operations	$(1.23)			$(0.83)

Shares used to compute basic and diluted loss per share	15,402			15,402

SCM Microsystems, Inc
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)
     The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2003 as if the transaction had taken place as of December 31, 2002:

		Business	Pro forma
	Historical	to be	adjust-
	(2)	disposed	ments	Pro forma
Net revenue	$66,488	$(35,341)		$31,147
Cost of revenue	39,661	(21,018)		18,643

Gross profit	26,827	(14,323)		12,504

Operating expenses:
Research and development	9,535	(5,577)		3,958
Selling and marketing	11,469	(3,526)		7,943
General and administration	11,502	(484)		11,018
Amortization of intangible assets	1,129	—		1,129
Restructuring and other charges (credits)	4,728	(1,445)		3,283

Total operating expenses	38,363	(11,032)		27,331

Loss from operations	(11,536)	3,291		(14,827)
Other income:
Interest income	801	12		813
Foreign currency losses and other expense, net	475	(1,928)		2,403

Income (loss) from continuing operations before income taxes	(10,260)	1,351		(11,611)
Benefit (provision) for income taxes	1,442	(571)		2,013

Income (loss) from continuing operations	$(8,818)	$780		$(9,598)

Basic and diluted loss per share from continuing operations	$(0.57)			$(0.63)

Shares used to compute basic and diluted loss per share	15,317			15,317

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Basis of Presentation
     The above unaudited pro forma condensed consolidated financial statements present the financial information for SCM Microsystems after giving effect to the sale of its Digital TV solutions (“DTV solutions”) business, which was completed on May 22, 2006. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 is presented as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003 are presented as if the transaction had occurred on December 31, 2002 and in each case exclude the anticipated gain to be realized on the completion of the sale of the DTV solutions business.
(1) Reflects the sale of certain assets and liabilities composing SCM Microsystems’ DTV solutions business to Kudelski S.A. (“Kudelski”) for a cash payment of $9 million on May 22, 2006. Total consideration of $11 million includes up to $2 million payable subject to the successful completion of certain product development milestones that are expected to be completed by Kudelski subsequent to the close of the transaction; however, no assurance can be given that these milestones will be achieved.
The pro forma adjustments to accrued professional fees and other accrued expenses reflect anticipated costs and expenses incurred by SCM Microsystems in connection with the sale, as if the sale had occurred on March 31, 2006.
(2) The historical amounts were derived from unaudited and audited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 and the Annual Report on Form 10-K for the year ended December 31, 2005.